EXHIBIT 32
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of RemedyTemp, Inc., a California corporation (the “Company”), does hereby certify with respect to the Annual Report of the Company on Form 10-K for the year ended October 2, 2005 as filed with the Securities and Exchange Commission (the “10-K Report”) that to the best of his knowledge:
(1)	the 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 16, 2005	/s/ GREG D. PALMER
Greg D. Palmer
President and Chief Executive Officer RemedyTemp, Inc.

December 16, 2005	/s/ MONTY A. HOUDESHELL
Monty A. Houdeshell
Senior Vice President and Chief Administrative Officer RemedyTemp, Inc.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
     The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.